Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-228720) of Gladstone Capital Corporation of our report dated November 10, 2020 relating to the financial statements and financial statement schedule and our report dated November 10, 2020 relating to the senior securities table, which appear in this Form 10-K. We also consent to the reference to us under the heading “Senior Securities” in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

McLean, VA

November 10, 2020